                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    May 8, 1997





                         NORTHSTAR HEALTH SERVICES, INC.
               (Exact name of registrant as specified in charter)


Delaware                       0-21752                     25-1697152
(State or other           (Commission File                (IRS Employer
jurisdiction of                Number)                  Identification No.)
incorporation)



665 Philadelphia Street, Indiana, Pennsylvania             15701
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:  (412) 349-7500





                                 Not Applicable
          (Former name or former address, if changed from last report)

Item 1.  Changes in Control of Registrant.


         On February 28, 1997, the Committee to Protect Northstar Health (the "Committee") founded by Thomas W. Zaucha, Chairman of the Board and Chief Executive Officer of the Company ("Mr. Zaucha"), and also comprised of Joseph F. Micallef, Chairman and Chief Executive Officer, Associated Sales Tax Consultants Incorporated, and Basil J. Asciutto, Chief Operating Officer of Commonwealth Associates ("Commonwealth"), filed with the U.S. Securities and Exchange Commission (the "Commission") a definitive consent solicitation statement on
Schedule 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on behalf of the Committee (the "Consent Statement"). The Consent Statement was furnished to shareholders of the Company on or about March 3, 1997 and subsequently the Committee solicited from the holders of the common stock of the Company, par value $0.01 per share (the "Common Stock"), written consents to take the following actions without a stockholders' meeting, as permitted by Delaware law:

         (1) amend Article III, Section 1 of the By-laws of the Company by deleting the second sentence thereof and inserting in its place the following sentence to set the number of directors on the Board of Directors of the Company (the "Board") at eleven (11) as follows: "The Board of Directors shall be comprised of eleven (11) directors.";

         (2) amend Article III, Section 1 of the By-laws of the Company by deleting the third, fourth and fifth sentences thereof and inserting in their place a provision to eliminate the classified Board of Directors which will enable stockholders to remove directors without cause. The proposed amendment read as follows: "Each director shall serve for a term of one year and shall hold office until such director's successor is elected and qualified or until such director's earlier resignation or removal. Directors may be removed without cause by the holders of a majority of the shares then entitled to vote.";

         (3) elect the following five nominees as directors of the Company to fill newly-created directorships on the Board of Directors and to serve until their respective successors are duly elected and qualified: Lawrence F. Jindra, M.D., James H. McElwain, Mark G. Mykityshyn, Roger J. Reschini and David B. White, Esq. (collectively, including Mr. Zaucha, the "Zaucha Board"); and

         (4) remove the following members of the Board of Directors other than Mr. Zaucha (such other members being at the time all the other members of the Board): Steven N. Brody, Robert J. Smallacombe, Charles B. Jarrett, Jr., Timothy
L. Pesci and David D. Watson (collectively, the "Brody Board"), and any other person or persons (other than the persons elected pursuant to the Consent Statement) elected or appointed to the Board of Directors of the Company prior to the effective date of the shareholder action in addition to or in lieu of any of the Zaucha Board to fill any newly-created directorship or vacancy on the Board of Directors of the Company, or otherwise, other than Mr. Zaucha (together with (1), (2) and (3), the "Proposals").

         On March 6, 1997, the Brody Board filed on their own behalf and on behalf of the Company, a preliminary consent statement on Schedule 14A seeking the revocation of the Committee's consents. The Brody Board never filed definitive materials with the Commission.

         On March 19, 1997, the Brody Board caused the Company to file an action in the United States District Court for the Western District of Pennsylvania (the "Pennsylvania Action"), encaptioned Northstar Health Services, Inc. v. Thomas W. Zaucha, Zaucha Family L.P., Alice L. Zaucha, Commonwealth Associates, L.P., Michael S. Falk, Andreas Bello, Joseph F. Micallef, Basil J. Asciutto, Lawrence F. Jindra, James H. McElwain, Mark G. Mykityshyn, Roger J. Reschini and David B. White, Esq. (the "Pennsylvania Complaint"), which sought, inter alia, temporary and preliminary injunctive relief against the seating of the Zaucha Board and an award of compensatory and punitive damages against all defendants. The Pennsylvania Complaint alleged the following eight (8) counts: Count I -- violations of Section 13(d) of the Exchange Act against all defendants, Count II -- proxy fraud in violation of Section 14(a) of the Exchange Act against all defendants, Count III -- securities fraud and control person liability under
Section 20 of the Exchange Act against Michael Falk, Count IV -- fraud against Commonwealth, Count V -- breach of fiduciary duty against Mr. Zaucha, Count VI -- breach of contract against Commonwealth, Count VII -- conversion and unjust enrichment against Commonwealth and Mr. Zaucha and Count VIII -- conspiracy against all defendants. On March 21, 1997, the Brody Board caused the Company to file a motion for a Temporary Restraining Order, Preliminary Injunction and Expedited Discovery (the "TRO Motion") in the Pennsylvania Action.

         On March 24, 1997, the Committee delivered to the Company, both at its headquarters in Indiana, Pennsylvania and at the offices of The Corporation Trust Company, the Company's registered agent in the State of Delaware, the written consent of the holders of more than a majority of the outstanding shares of Common Stock in favor of the adoption of the Proposals. Specifically, the Committee delivered the written consent of the holders of 3,581,797 of the 5,867,153 outstanding shares of Common Stock of the Company as of February 5, 1997, representing the consent of 61% of the holders of the outstanding shares of Common Stock.

         Upon such delivery of sufficient consents to take action by written consent of the stockholders of the Company in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware, all four of the Committee's Proposals were duly adopted by the Company. That is, as of March 24, 1997, the By-laws were amended to increase the number of directors to eleven
(11) and to eliminate the classified Board of Directors thereby enabling stockholders to remove directors without cause. The Zaucha Board became duly elected members of the Board and the Brody Board was removed from office by vote of the shareholders of the Company. Notwithstanding the delivery of consents by the Zaucha Board, the Brody Board refused to relinquish control of the Company and continued to purport to act on behalf of the Company.

         Immediately following their election to the Board, on March 24, 1997, Mr. Zaucha and the newly-elected Zaucha Board held their first meeting. The purposes of the meeting were (i) to announce the consent of the holders of a majority of the outstanding shares of Common Stock of the Company to the Proposals, (ii) to elect new officers of the Company to replace certain of the then serving officers of the Company, and (iii) to conduct various other administrative matters in connection with assuming the operation of the Company and fulfilling the mandate given to the Zaucha Board in connection with the adoption of the Proposals by the Company's shareholders.

         The directors present at the March 24, 1997 Board meeting, constituting the entire Board of Directors of the Company, were:

                Thomas W. Zaucha (Chairman of the Board)
                Lawrence F. Jindra, M.D.
                James H. McElwain
                Mark G. Mykityshyn
                Roger J. Reschini
                David B. White, Esq.

At that same  meeting,  the  following  persons  were named as  officers  of the
Company:

              Thomas  W.  Zaucha -  Chairman  of the  Board,  Chief  Executive
                                    Officer and President


              Michael Delaney    -  Assistant Secretary and Assistant Treasurer

         Also at the March 24, 1997 Board meeting, Mr. Zaucha and the newly-elected Board resolved that (i) Steven N. Brody, Robert J. Smallacombe and David D. Watson be removed from each and every office, position, consultancy, employee relationship or other relationship with the Company effective immediately and (ii) Sweeney & Associates, P.C., Shapiro & Allen, Advest, Inc., Richards, Layton & Finger, Georgeson & Company Inc., Melissa Krantz and the Krantz Group and Lamb & Bouchard be terminated and removed from the employ of the Company effective immediately.

         On March 28, 1997, Mr. Zaucha and the other defendants in the Pennsylvania Action filed a motion to dismiss the complaint and filed papers in opposition to the TRO Motion.

         On the same date, Chief District Judge Donald E. Ziegler of the United District Court for the Western District of Pennsylvania held a status conference on the Brody Board's TRO Motion and the defendants' motion to dismiss. At the conference, the parties agreed to a settlement (the "Settlement") which provided, inter alia, that the parties would (i) commence an action under
Section 225 of the Delaware General Corporation Law before the Delaware Chancery Court (the "Delaware Action") to rule on the validity of the outcome of the consent solicitation, (ii) stay the Pennsylvania Action initiated by the Brody Board pending the outcome of the Delaware Action, (iii) be bound by the decision of the trial court in the Delaware Action, such that whichever Board is confirmed by the Delaware trial court immediately assumes control of the Company, notwithstanding that the defeated Board retains its right to appeal, and (iv) agree that if the Zaucha Board was the successful Board, the Brody Board and the Company would dismiss with prejudice the Pennsylvania Complaint. As discussed in greater detail below, the terms of the Settlement were entered as an Order of the court on May 5, 1997.

         On March 31, 1997, notwithstanding the prior delivery of consents by the Zaucha Board and the terms of the Settlement, the Brody Board filed a Form 10-K purportedly on behalf of the Company for the fiscal years ended December 31, 1995 and December 31, 1996 without the consent or participation of any member of the Zaucha Board or of any of the Zaucha Board's advisors. In response to the filing of the Form 10-K, on April 1, 1997, the Zaucha Board filed before Judge Ziegler a Motion To Modify and Enforce Settlement Order And For Sanctions against the Brody Board for violating the terms of the Settlement.

         On April 1, 1997, Mr. Zaucha commenced the Delaware Action in the Delaware Chancery Court seeking an order pursuant to Section 225 of the Delaware General Corporation Law confirming the result of the consent solicitation, including that the members of the Zaucha Board are the duly elected directors of Northstar. On April 3, 1997, the Brody Board filed their answer to the Section 225 complaint, and, in addition, Mr. Brody filed six counterclaims, four of which were subsequently stayed.

         On April 4, 1997, Chief Judge Ziegler entered an order making the transcript of the proceedings in the Pennsylvania Action held before him on March 28, 1997 part of the record in the case and ordering that the transcript constitute a record of the settlement reached by the parties on March 28, 1997. Thereafter, pursuant to an Order, dated April 8, 1997, the parties each submitted a proposed order to the Court, including a proposed settlement agreement (the "Settlement Agreement"). On May 5, 1997, Chief Judge Ziegler decreed that the Settlement Agreement submitted by the Zaucha Board and the other defendants be entered as an Order of the United States District Court for the Western District of Pennsylvania in the Pennsylvania Action. Chief Judge Ziegler retained continuing jurisdiction to enforce the terms of the Settlement. A copy of each of Chief Judge Ziegler's Orders, including a copy of the transcript of the March 28, 1997 proceedings, are attached as EXHIBIT A hereto.

         The Delaware Action was tried on May 7 and 8, 1997, before Vice Chancellor Balick. At the end of the trial, Vice Chancellor Balick ruled in favor of Mr. Zaucha confirming the results of the Committee's consent solicitation, including that the Zaucha Board constituted the lawful Board of Directors of Northstar as of March 24, 1997. A copy of the ruling in the Delaware Action is attached hereto as EXHIBIT B.

         Accordingly, on May 9, 1997, Mr. Zaucha and the Zaucha Board assumed control of the Company. The Brody Board, while no longer in office, may appeal the ruling of the Delaware Chancery Court. A copy of the press release, dated May 9, 1997, issued by the Company regarding the ruling in the Delaware Chancery Court is attached hereto as EXHIBIT C.


Item 7.  Financial Statements and Exhibits

         (a) Financial Statements of businesses being acquired: None.

         (b) Pro Forma financial information: None.

         (c) Exhibits:

                99.1 Orders of the United States  District Court for the Western
                     District of Pennsylvania, dated April 4, 1997 and May 5, 1997, in Northstar Health Services, Inc. v. Thomas W. Zaucha et al. (Civil Action No. 97-0510).

                99.2 Ruling of The Court of Chancery  of the State of  Delaware,
                     dated May 8, 1997, in Thomas W. Zaucha v. Steven N. Brody et al. (Civil Action No. 15638).

                99.3 Press  release,  dated May 9, 1997,  issued by the  Company regarding the ruling in the Delaware Chancery Court.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   NORTHSTAR HEALTH SERVICES, INC.



                                   /s/ Thomas W. Zaucha
                                   ---------------------------------------------
                                   Name:  Thomas W.Zaucha
                                   Title:  Chief Executive Officer and President



May 16, 1997

                                  EXHIBIT INDEX

Exhibit                                                              Page
-------                                                              ----

   99.1 Orders of the United States District Court for the Western District of Pennsylvania, dated
         April 4, 1997 and May 5,  1997,  in  Northstar
         Health Services, Inc. v. Thomas W. Zaucha et al. (Civil Action No. 97-0510).

   99.2 Ruling of The Court of Chancery of the State of Delaware, dated May 8, 1997, in Thomas W.
         Zaucha v. Steven N. Brody et al. (Civil Action
         No. 15638).

   99.3  Press  release,  dated May 9, 1997,  issued by
         the  Company   regarding  the  ruling  in  the
         Delaware Chancery Court.